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                       [BAKER BOTTS L.L.P. LETTERHEAD]




                                                                   EXHIBIT 5.1


September 16, 2002


Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

Ladies and Gentlemen:


As counsel for Liberty Media Corporation, a Delaware corporation (the "Company"), we have examined and are familiar with the registration statement on Form S-3, File No. 333-98817 (the "Registration Statement"). The Registration Statement relates to the offer and sale, under the Securities Act of 1933, as amended (the "Act"), of 15,385,836 shares of the Company's Series A common stock, par value $.01 per share (the "Shares"), by the selling stockholder named in the prospectus forming part of the Registration Statement.


In rendering this opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation, as amended, and Bylaws of the Company, records of proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and the issuance of the Shares, and such other documents, records, certificates of public officials and officers of the Company as we deemed necessary or advisable for the purpose of rendering this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/  Baker Botts L.L.P.
Baker Botts L.L.P.